AUDITOR'S CONSENT

         The undersigned, Certified Public Accountants, do hereby consent to the use of the certified financial statements as of March 31, 1998 and 1997, prepared by the undersigned as appearing in the disclosure documents of Solpower Corporation, a Nevada corporation, in connection with the filing of its Form 10-SB/A.


Dated: December 31, 1998




                                                CLANCY AND CO., P.L.L.C.
                                                2601 East Thomas Road, Suite 110
                                                Phoenix, Arizona 85016

                                                /s/ Clancy and Co., P.L.L.C.
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